As filed with the Securities and Exchange Commission on September 15, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WHITE MOUNTAINS INSURANCE GROUP, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	94-2708455
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

80 South Main Street, Hanover, New Hampshire 03755
(Address, including zip code, of principal registered offices)

White Mountains Retirement Plan
(Full title of Plan)

Robert L. Seelig
Executive Vice President and General Counsel
White Mountains Insurance Group, Ltd.
80 South Main Street
Hanover, New Hampshire 03755-2053
Telephone: (603) 640-2200
(Name, address and telephone number, including area code, of agent for service)

Copies to:
William J. Whelan, III, Esq.
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019-7475
(212) 474-1000
Fax: (212) 474-3700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares, par value $1.00 per share	30,000 (1)	$863.83 (2)	$25,914,900.00 (2)	$3,003.54

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover additional Common Shares which may become issuable by reason of any stock split, stock dividend or other similar transaction.  Also pursuant to Rule 416 under the Securities Act, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the White Mountains Retirement Plan (the “Plan”).

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act, and based on the average of the high and low prices of the Registrant’s Common Shares reported on the New York Stock Exchange on September 8, 2017.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUSES

All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents heretofore filed with the Securities and Exchange Commission (the “Commission”) by the White Mountains Insurance Group, Ltd. (the “Registrant”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Commission on February 27, 2017;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017 filed with the Commission on May 2, 2017;

(c)	the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017 filed with the Commission on August 4, 2017;

(c)
the Registrant’s Current Reports on Form 8-K filed with the Commission on March 6, 2017, May 2, 2017, May 2, 2017, May 31, 2017, June 30, 2017, August 17, 2017, August 25, 2017 and August 28, 2017; and

(d)	the description of the Registrant’s Common Shares, par value $1.00 per share, contained in the Registrant’s Form 8-A filed December 16, 1999.

All documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 33 of the Registrant’s Bye-laws (the “Bye-laws”) provides that the Registrant will indemnify its officers and directors to the fullest extent possible under the Bermuda Companies Act of 1981 (as amended from time to time, the “Companies Act”). Without limiting the foregoing, the directors, secretary and other officers (including any alternate director or any person appointed to any committee by the board of directors or any person who is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan)) and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Registrant from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted (actual or alleged) in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Registrant shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Registrant shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter in respect of which such person is, or may be, found guilty of fraud or dishonesty.

The Registrant may purchase and maintain insurance to protect itself and any director, officer or other person entitled to indemnification pursuant to the Bye-laws to the fullest extent permitted by law.

All reasonable expenses incurred by or on behalf of any person entitled to indemnification pursuant to Section 33 of the Bye-laws in connection with any proceeding shall be advanced to such person by the Registrant within 20 business days after the receipt by the Registrant of a statement or statements from such person requesting such advance or advances from time to time, whether prior to or after final disposition of such proceeding. Such statement or statements shall reasonably evidence the expenses incurred by such person and, if required by law or requested by the Registrant at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of such person to repay the amounts advanced if it should ultimately be determined that such person is not entitled to be indemnified against such expenses pursuant to the Bye-laws.

The right of indemnification and advancement of expenses provided in the Bye-laws shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of the Bye-laws shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under the Bye-laws and shall be applicable to proceedings commenced or continuing after the adoption of the Bye-laws, whether arising from acts or omissions occurring before or after such adoption. Any repeal or modification of the foregoing provisions of Section 33 of the Bye-laws shall not adversely affect any right or protection existing at the time of such repeal or modification.

Section 98 of the Companies Act provides that the Registrant may indemnify its directors and officers in their capacity as such in respect of any loss arising or liability attached to them by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which a director or officer may be guilty in relation to the Registrant other than his or her own fraud or dishonesty. Bermuda law permits the Registrant to indemnify a director or officer against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or when other similar relief is granted to him.

Insurance is maintained on a regular basis against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on the part of the Registrant out of its foregoing indemnification provisions, subject to certain exclusions and to the policy limits.

Item 7.  Exemption from Registration Claimed.

Not applicable

Item 8.  Exhibits.

The following exhibits are furnished with this Registration Statement:

Exhibit No.	Description

4.1	Memorandum of Continuance of the Registrant (incorporated by reference to Exhibit (3)(I) of the Registrant’s current report on Form 8-K filed November 1, 1999)

4.2
Amended and Restated Bye-Laws of the Registrant (incorporated by reference to Exhibit 3 of the Registrant’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2017 filed with the Commission on May 2, 2017)

5.1
The undersigned Registrant hereby undertakes that it will submit, or has submitted, the Plan and any amendments thereto to the Internal Revenue Service (the “IRS”) in a timely manner and will make or has made all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended, or any successor thereto.

23.1*	Consent of PricewaterhouseCoopers LLP

24.1*	Powers of Attorney (included in signature page hereto)

* Filed herewith.

Item 9.    Undertakings.

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
 To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hanover, New Hampshire, on September 15, 2017.

WHITE MOUNTAINS INSURANCE GROUP, LTD.

By:	/s/ Robert L. Seelig
Name: Robert L. Seelig
Title: Executive Vice President and General Counsel

POWER OF ATTORNEY

Directors and Officers of the Registrant.  Each of the undersigned directors and officers of the Registrant does hereby constitute and appoint Reid T. Campbell and Robert L. Seelig and each of them, his or her true and lawful attorneys and agents, with full power of substitution, to do any and all acts and things in the undersigned’s name and on the undersigned’s behalf in the undersigned’s capacity as director and/or officer and to execute any and all instruments for the undersigned and in the undersigned’s name in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act and any rules, regulations and requirements of the Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for the undersigned in the undersigned’s name in the capacities indicated below, any and all amendments (including post-effective amendments) hereto, and each of the undersigned does hereby ratify and confirm any and all acts that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated below.

Signatures	Title	Date

/s/ G. MANNING ROUNTREE	Director and Chief Executive Officer	September 14, 2017
G. Manning Rountree	(Principal Executive Officer)

/s/ REID T. CAMPBELL	Executive Vice President and Chief Financial Officer	September 14, 2017
Reid T. Campbell	(Principal Financial Officer)

/s/ J. BRIAN PALMER	Managing Director and Chief Accounting Officer	September 14, 2017
J. Brian Palmer	(Principal Accounting Officer)

Signatures	Title	Date

/s/ YVES BROUILLETTE	Director	September 13, 2017
Yves Brouillette

/s/ MARY C. CHOKSI	Director	September 13, 2017
Mary C. Choksi

/s/ MORGAN W. DAVIS	Director and Chairman	September 14, 2017
Morgan W. Davis

/s/ A. MICHAEL FRINQUELLI	Director	September 14, 2017
A. Michael Frinquelli

/s/ EDITH E. HOLIDAY	Director	September 13, 2017
Edith E. Holiday

/s/ LOWNDES A. SMITH	Director	September 14, 2017
Lowndes A. Smith

/s/ GARY C. TOLMAN	Director	September 13, 2017
Gary C. Tolman

The Plan.  Pursuant to the requirements of the Securities Act, the White Mountains Retirement Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hanover, New Hampshire on September 15, 2017.

WHITE MOUNTAINS RETIREMENT PLAN

By:	/s/ Wesley C. Bell
	Name:	Wesley C. Bell
	Title:	Vice President and Assistant General Counsel of White Mountains Capital, Inc. and ERISA named fiduciary for the White Mountains Retirement Plan

EXHIBIT INDEX

Exhibit No.	Description

4.1	Memorandum of Continuance of the Registrant (incorporated by reference to Exhibit (3)(I) of the Registrant’s current report on Form 8-K filed November 1, 1999)

4.2
Amended and Restated Bye-Laws of the Registrant (incorporated by reference to Exhibit 3 of the Registrant’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2017 filed with the Commission on May 2, 2017)

5.1
The undersigned Registrant hereby undertakes that it will submit, or has submitted, the Plan and any amendments thereto to the Internal Revenue Service (the “IRS”) in a timely manner and will make or has made all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended, or any successor thereto.

23.1*	Consent of PricewaterhouseCoopers LLP

24.1*	Powers of Attorney (included in signature page hereto)

*	Filed herewith.